                                                                     EXHIBIT 4.5

                    FOURTH SUPPLEMENTAL INDENTURE (this "Fourth Supplemental
               Indenture") dated as of January 11, 2001, among TIME WARNER COMPANIES, INC., a Delaware corporation (the "Company"), AOL TIME WARNER INC., a Delaware Corporation ("AOL Time Warner"), AMERICA ONLINE, INC., a Delaware corporation ("America Online"), TIME WARNER INC., a Delaware corporation ("TWI"), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation ("TBS"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as trustee (the "Trustee").

          WHEREAS the Company has executed and delivered to the Trustee an Indenture (the "Original Indenture"), dated as of October 15, 1992, as amended from time to time, by way of the First Supplemental Indenture, dated as of December 15, 1992, between the Company and the Trustee (the "First Supplemental Indenture"), the Second Supplemental Indenture, dated as of January 15, 1993, among the Company and the Trustee (the "Second Supplemental Indenture") and the Third Supplemental Indenture, dated as of October 10, 1996, among the Company, TWI and the Trustee (the "Third Supplemental Indenture") (the Original Indenture, as so amended, is herein called the "Indenture"), providing for the issuance and sale by the Company from time to time of its senior debt securities (the "Securities"), which term shall include any Securities issued under the Indenture after the date hereof;

          WHEREAS TWI has, by way of the Third Supplemental Indenture, unconditionally guaranteed the obligations of the Company under the Indenture (the "TWI Guarantee") and has extended to the Holders of Securities certain rights and privileges in connection with the TWI Guarantee;

          WHEREAS, pursuant to a Second Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000, among AOL Time Warner, America Online, TWI, America Online Merger Sub Inc. and Time Warner Merger Sub Inc., America Online and TWI will become wholly owned subsidiaries of AOL Time Warner;

          WHEREAS Section 901(5) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of adding to the rights of the Holders of the Securities;

          WHEREAS Section 901(7) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of adding additional Events of Default in respect of the Securities;

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                                                                               2


          WHEREAS the Company proposes in and by this Fourth Supplemental Indenture to supplement and amend the Indenture in certain respects as it applies to Securities issued thereunder;

          WHEREAS TBS desires to unconditionally and irrevocably guarantee the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities, and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (the "TBS Guarantee") and to extend to the Holders of Securities certain rights and privileges in connection with the TBS Guarantee;

          WHEREAS TWI desires to unconditionally and irrevocably guarantee all the monetary obligations of TBS under the TBS Guarantee (including obligations to the Trustee) and the full and punctual performance of all other obligations of TBS under the TBS Guarantee (the "Additional TWI Guarantee", and together with the TWI Guarantee, the "TWI Guarantees") and to extend to the Holders of Securities certain rights and privileges in connection with the Additional TWI Guarantee;

          WHEREAS America Online desires to unconditionally and irrevocably guarantee all the monetary obligations of TWI under the TWI Guarantees (including obligations to the Trustee) and the full and punctual performance of all other obligations of TWI under the TWI Guarantees (the "America Online Guarantee") and to extend to the Holders of Securities certain rights and privileges in connection with the America Online Guarantee;

          WHEREAS AOL Time Warner desires to unconditionally and irrevocably guarantee (i) all the monetary obligations of (a) America Online under the America Online Guarantee and (b) TWI under the TWI Guarantees (including in each case obligations to the Trustee) and the full and punctual performance of all other obligations of America Online under the America Online Guarantee and TWI under the TWI Guarantees (the "AOL Time Warner Guarantee") and to extend to the Holders of Securities certain rights and privileges in connection with the AOL Time Warner Guarantee; and

          WHEREAS the Company, AOL Time Warner, America Online, TWI and TBS have requested that the Trustee execute and deliver this Fourth Supplemental Indenture and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms and to make the TBS Guarantee a valid obligation of TBS, the Additional TWI Guarantee a valid obligation of TWI, the America Online Guarantee a valid obligation of America Online and the AOL Time Warner Guarantee a valid obligation of AOL Time Warner and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects.

          NOW, THEREFORE, the Company, AOL Time Warner, America Online, TWI, TBS and the Trustee hereby agree that the following Sections of this Fourth

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                                                                               3


Supplemental Indenture supplement the Indenture with respect to Securities issued thereunder:

          SECTION 1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

          SECTION 2. The TBS Guarantee. (a) TBS irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Fourth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities. TBS further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, America Online, TWI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

          (b) TBS further agrees that the TBS Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

          (c) TBS further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the America Online Guarantee, the TWI Guarantees or the TBS Guarantee, and also waives diligence, notice of acceptance of the TBS Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of TBS shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

          (d) The obligation of TBS to make any payment hereunder may be satisfied by causing the Company, AOL Time Warner, America Online or TWI to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, America Online, TWI or TBS, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL Time Warner, America Online, TWI or TBS, any amount paid by any of them to the Trustee or such Holder, the TBS Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (e) TBS also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the TBS Guarantee.

          (f) Any term or provision of this Fourth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the TBS Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Fourth Supplemental Indenture, as it relates to TBS, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 3. The Additional TWI Guarantee. (a) TWI irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Fourth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of TBS under the TBS Guarantee (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of TBS under the TBS Guarantee. TWI further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, America Online, TWI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

          (b) TWI further agrees that the Additional TWI Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

          (c) TWI further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the America Online Guarantee, the TWI Guarantees or the TBS Guarantee, and also waives diligence, notice of acceptance of the Additional TWI Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of TWI shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

          (d) The obligation of TWI to make any payment hereunder may be satisfied by causing the Company, AOL Time Warner, America Online or TBS to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, America Online, TWI or TBS, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL Time Warner, America Online, TWI or TBS, any amount paid by any of them to the Trustee or such Holder, the Additional TWI Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (e) TWI also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Additional TWI Guarantee.

          (f) Any term or provision of this Fourth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Additional TWI Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Fourth Supplemental Indenture, as it relates to TWI, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 4. The America Online Guarantee. (a) America Online irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Fourth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of TWI under the TWI Guarantees (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of TWI under the TWI Guarantees. America Online further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, America Online, TWI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

          (b) America Online further agrees that the America Online Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

          (c) America Online further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the America Online Guarantee, the TWI Guarantees or the TBS Guarantee, and also waives diligence, notice of acceptance of the America Online Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of America Online shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

          (d) The obligation of America Online to make any payment hereunder may be satisfied by causing the Company, AOL Time Warner, TWI or TBS to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, America Online, TWI or TBS, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL Time Warner, America Online, TWI or TBS, any amount paid by any of them to the Trustee or such Holder, the America Online Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (e) America Online also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the America Online Guarantee.

          (f) Any term or provision of this Fourth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the America Online Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Fourth Supplemental Indenture, as it relates to America Online, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 5. The AOL Time Warner Guarantee. (a) AOL Time Warner irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Fourth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of America Online under the America Online Guarantee and TWI under the TWI Guarantees (including in each case obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of America Online under the America Online Guarantee and TWI under the TWI Guarantees. AOL Time Warner further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, America Online, TWI or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

          (b) AOL Time Warner further agrees that the AOL Time Warner Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

          (c) AOL Time Warner further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the America Online Guarantee, the TWI Guarantees or the TBS Guarantee, and also waives diligence, notice of acceptance of the Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of AOL Time Warner shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

          (d) The obligation of AOL Time Warner to make any payment hereunder may be satisfied by causing the Company, America Online, TWI or TBS to make such

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                                                                               7


payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, America Online, TWI or TBS, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL Time Warner, America Online, TWI or TBS, any amount paid by any of them to the Trustee or such Holder, the AOL Time Warner Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (e) AOL Time Warner also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the AOL Time Warner Guarantee.

          (f) Any term or provision of this Fourth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the AOL Time Warner Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Fourth Supplemental Indenture, as it relates to AOL Time Warner, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 6. Amendment to Defeasance upon Deposit of Funds or Government Obligations. Section 403 of Article Four of the Indenture is hereby supplemented and amended by adding the following sentence following clause (5) and before the definition of "Discharged":

          "If the Company, at its option, with respect to a series of Securities, satisfies the applicable conditions pursuant to either clause
     (a) or (b) above, then (x), in the event the Company satisfies the conditions to clause (a) and elects clause (a) to be applicable, each of AOL Time Warner, America Online, TWI and TBS shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the AOL Time Warner Guarantee, the America Online Guarantee, the TWI Guarantees and the TBS Guarantee of the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series and (y) in an any case, each of AOL Time Warner, America Online, TWI and TBS shall cease to be under any obligation to comply with any term, provision or condition set forth in Article Eight (and any other covenants applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision), and clause
     (5)(ii) of Section 501 (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 301 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter."

          SECTION 7. Amendments to the Events of Default and Remedies. (a) Clause (5) of Section 501 of Article Five of the Indenture is hereby amended by redesignating clause (5) as clause (5)(i) and by adding thereto at the end thereof the following:

          "; or (ii) default in the performance, or breach, of any covenant or warranty of AOL Time Warner, America Online, TWI or TBS in this Indenture (as it may be supplemented from time to time) in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in the Indenture (as so supplemented) which are not expressly stated to be for the benefit of a particular series of Securities being deemed in respect of the Securities of all series for this purpose, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to AOL Time Warner, America Online, TWI or TBS, as the case may be, by the Trustee or to AOL Time Warner, America Online, TWI or TBS, as the case may be, and the Trustee by the Holders or at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a 'Notice of Default' hereunder; or".

          (b) Clause (6) of Section 501 of Article Five of the Indenture is hereby amended by redesignating clause (6) as clause (6)(i) and by adding thereto at the end thereof the following:

          "; or (ii) the entry of an order for relief against AOL Time Warner or any Material U.S. Subsidiary thereof under the Federal Bankruptcy Act by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging AOL Time Warner or any Material U.S. Subsidiary thereof bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of AOL Time Warner or any Material U.S. Subsidiary thereof under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of AOL Time Warner or any Material U.S. Subsidiary thereof or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or".

          (c) Clause (7) of Section 501 of Article Five of the Indenture is hereby amended by redesignating clause (7) as clause (7)(i) and by adding thereto at the end thereof the following:

          "; or (ii) the consent by AOL Time Warner or any Material U.S. Subsidiary thereof to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of AOL Time Warner or any Material U.S. Subsidiary thereof or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by AOL Time Warner or any Material U.S. Subsidiary thereof in furtherance of any such action; or".

          SECTION 8. Amendments to Article Eight. (a) The introductory clause and clause (1) of Section 801 of Article Eight of the Indenture is hereby supplemented and amended to read in its entirety as follows:

          "Section 801. Company May Consolidate, etc., only on Certain Terms. None of the Company, AOL Time Warner, America Online, TWI or TBS shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          "(1)(a) In the case of the Company, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture (as supplemented from time to time) on the part of the Company to be performed or observed; (b) in the case of AOL Time Warner, America Online, TWI or TBS, the corporation formed by such consolidation or into which AOL Time Warner, America Online, TWI or TBS is merged or the Person which acquires by conveyance or transfer the properties and assets of AOL Time Warner, America Online, TWI or TBS substantially as an entirety shall be either (i) the Company or (ii) a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and in the case of clauses (ii), shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of this Indenture (as supplemented from time to time) on the part of AOL Time Warner, America Online, TWI or TBS to be performed or observed;".

          (b) Section 802 of Article Eight of the Indenture is supplemented and amended to read in its entirety as follows:

          "Section 802. Successor Person Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company, AOL Time Warner, America Online, TWI or TBS substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company, AOL Time Warner, America Online, TWI or TBS is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the

     Company, AOL Time Warner, America Online, TWI or TBS, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company, AOL Time Warner, America Online, TWI or TBS herein, as the case may be. In the event of any such conveyance or transfer, the Company, AOL Time Warner, America Online, TWI or TBS, as the case may be, as the predecessor shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved, wound up or liquidated at any time thereafter."

          SECTION 9. Supplemental Indentures. Clauses (1) and (2) of Section 901 of Article Nine of the Indenture are supplemented and amended to read in their entirety as follows:

          "(1) to evidence the succession of another corporation or Person to the Company, AOL Time Warner, America Online, TWI or TBS, and the assumption by any such successor of the respective covenants of the Company, AOL Time Warner, America Online, TWI or TBS herein and in the Securities contained; or

          "(2) to add to the covenants of the Company, AOL Time Warner, America Online, TWI or TBS or to surrender any right or power herein conferred upon the Company, AOL Time Warner, America Online, TWI or TBS, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or".

          SECTION 10. Reports. AOL Time Warner shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          SECTION 11. This Fourth Supplemental Indenture. This Fourth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

          SECTION 12. GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 13. Counterparts. This Fourth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 14. Headings. The headings of this Fourth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 15. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, AOL Time Warner, America Online, TWI and TBS and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture.

          SECTION 16. Separability. In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Securities, but this Fourth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                                        TIME WARNER COMPANIES, INC.,


                                        by /s/ Thomas W. McEnerney
                                           -------------------------------------
                                        Name: Thomas W. McEnerney
                                        Title: Vice President


                                        AOL TIME WARNER INC.,


                                        by /s/ J. Michael Kelly
                                           -------------------------------------
                                        Name: J. Michael Kelly
                                        Title: Executive Vice President
                                        and Chief Financial Officer


                                        AMERICA ONLINE, INC.,


                                        by /s/ Paul T. Cappuccio
                                           -------------------------------------
                                        Name: Paul T. Cappuccio
                                        Title: Senior Vice President


                                        TIME WARNER INC.,


                                        by /s/ Thomas W. McEnerney
                                           -------------------------------------
                                        Name: Thomas W. McEnerney
                                        Title: Vice President


                                        TURNER BROADCASTING SYSTEM, INC.,


                                        by /s/ Thomas W. McEnerney
                                           -------------------------------------
                                        Name: Thomas W. McEnerney
                                        Title: Vice President

                                        THE CHASE MANHATTAN BANK, as Trustee,


                                        by /s/ R. Lorenzen
                                           -------------------------------------
                                        Name: R. Lorenzen
                                        Title: Assistant Vice President